FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Corporation Reports Fiscal 2014 Third Quarter Results

•	Mobile software revenue up 19% year-over-year

•	Net income of $0.1 million, non-GAAP earnings of $1.8 million

•	Generated free cash flow of $0.8 million

MINNEAPOLIS, August 7, 2014 — XRS Corporation (NASDAQ: XRSC) reported results for its fiscal 2014 third quarter ended June 30, 2014.

“It’s been an impressive quarter for customer growth and we are pleased that over 190 fleets chose our XRS platform as their fleet management and compliance solution,” said Jay Coughlan chairman and chief executive officer of XRS Corporation. “During the quarter we successfully launched additional fuel tax and trip management functionality, supporting our commitment to deliver the best product to fleets of all sizes. Continued investment in our solution positions us well to capitalize on the growing compliance market."

Third Quarter Results

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Revenue: For the three months ended June 30, 2014 mobile software revenue increased 19 percent compared with the comparable fiscal period in 2013 as customers continue to implement our mobile XRS solution. Total revenue was $12.8 million for the three months ended June 30, 2014, compared to $13.4 million for the comparable period in fiscal 2013 as the Company continues to transition from its legacy hardware-based solutions to its mobile solutions.

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Gross Margin: Overall gross margin percentage remained consistent at 61 percent for the three months ended June 30, 2014 and 2013. Software gross margins declined 3 percentage points to 70 percent for the three months ended June 30, 2014, compared to the same period in fiscal 2013. The decline in software gross margins is reflective of the Company's commitment to continue to support its legacy solutions while it transitions customers to its XRS mobile solution.

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 2

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Selling, General & Administrative Expenses: Selling, general and administrative expenses decreased to $4.4 million, compared to $5.1 million for the comparable period in fiscal 2013, driven by a decrease in personnel costs.

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Research & Development Expenses: Reserve and development expenses were $3.3 million and $2.9 million for the third quarter of fiscal 2014 and 2013, respectively. Research and development expenses increased as the Company successfully released new solution functionality, including: trip management for managing routes and enhancements to fuel tax including print, sign and send automated reporting. This new functionality allows the XRS mobile solution to meet the requirements of larger, more complex fleets, while further differentiating our solution from competitors.

•	Net Income: GAAP net income for the third quarter was $0.1 million, compared to $0.2 million for the same period in the prior year.

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Non-GAAP Earnings: The Company reported non-GAAP earnings of $1.8 million, or $0.06 per diluted share for the third quarter of fiscal 2014, compared to non-GAAP earnings of $2.1 million, or $0.07 per diluted share for the same period in fiscal 2013.

•
Balance Sheet: As of June 30, 2014, XRS Corporation had cash of $13.0 million, an increase of $2.6 million since September 30, 2013. As of quarter end, the Company also maintained a debt free balance sheet.

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Statement of Cash Flows: During the third quarter of fiscal 2014 the Company generated $1.4 million of cash flow from operations and invested $0.6 million in capital expenditures, Relay assets and software development, resulting in free cash flow of $0.8 million.

•	Working Capital: Working capital increased $3.1 million to $16.1 million as of June 30, 2014, compared to $13.0 million in working capital as of September 30, 2013.

Year-to-Date Results

•
Revenue: For the nine months ended June 30, 2014, mobile software revenue increased 14 percent compared to the same period in fiscal 2013. Total revenue was $38.9 million for the nine months ended June 30, 2014, compared to $42.1 million for the comparable period in fiscal 2013. Attrition of legacy customers and a lower average annual contract values on the XRS mobile solution contributed to the decreased software revenue. The Company's focus on the sale of the no upfront hardware cost XRS mobile solution resulted in decreased hardware systems revenue.

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 3

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Non-GAAP Earnings: For the for the nine months ended June 30, 2014, the Company reported non-GAAP earnings of $5.0 million, or $0.17 per diluted share, compared to $6.5 million, or $0.23 per diluted share, for the comparable period in fiscal 2013.

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue:
Software	$10,867	$11,266	$32,465	$34,613
Hardware systems	1,689	1,798	5,610	6,569
Services	257	340	825	913
Total revenue	$12,813	$13,404	$38,900	$42,095

Gross margins (deficits):
Software	70%	73%	70%	73%
Hardware systems	26%	18%	23%	14%
Services	(113%)	(94%)	(107%)	(88%)
Total gross margin	61%	61%	59%	61%

Non-GAAP vs. GAAP Financial Measures

To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 4

About XRS Corporation

XRS Corporation delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS Corporation is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobile solutions have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS Corporation has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS Corporation's solutions: XRS, Turnpike, XataNet and MobileMax, we serve 106,000 subscribers through 1,300 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve their customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(In thousands, except per share data)	2014	2013	2014	2013

Revenue
Software	$10,867	$11,266	$32,465	$34,613
Hardware systems	1,689	1,798	5,610	6,569
Services	257	340	825	913
Total revenue	12,813	13,404	38,900	42,095

Costs and expenses
Cost of goods sold	5,049	5,225	15,795	16,577
Selling, general and administrative	4,389	5,094	14,322	15,940
Research and development	3,289	2,873	9,297	8,721
Total costs and expenses	12,727	13,192	39,414	41,238

Operating income (loss)	86	212	(514)	857
Net interest and other expense	(6)	(35)	(52)	(82)

Income (loss) before income taxes	80	177	(566)	775
Income tax (benefit) expense	—	(52)	(6)	51

Net income (loss)	80	229	(560)	724

Preferred stock dividends and deemed dividends	(68)	(59)	(188)	(175)

Net income (loss) to common shareholders	$12	$170	$(748)	$549

Net income (loss) per common share:
Basic	$—	$0.02	$(0.07)	$0.05
Diluted	$—	$0.01	$(0.07)	$0.03

Weighted average common and common share equivalents:
Basic	11,159	10,858	11,043	10,831
Diluted	12,184	28,345	11,043	27,766

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	June 30,	September 30,
(In thousands)	2014	2013
	(Unaudited)
Current assets
Cash and cash equivalents	$13,017	$10,445
Accounts receivable, net	6,629	6,864
Inventories	1,156	1,710
Deferred product costs	426	625
Prepaid expenses and other current assets	1,639	1,417
Total current assets	22,867	21,061

Equipment and leasehold improvements, net	4,234	5,980
Intangible assets, net	3,221	4,578
Goodwill	16,199	16,640
Deferred product costs, net of current portion	112	213
Other assets	532	667
Total assets	$47,165	$49,139

Current liabilities
Accounts payable	$3,118	$2,885
Accrued expenses	3,236	4,560
Deferred revenue	1,648	1,886
Total current liabilities	8,002	9,331

Deferred revenue, net of current portion	225	496
Other long-term liabilities	13	62
Total liabilities	8,240	9,889

Shareholders' equity
Preferred stock	44,728	44,524
Common stock	112	109
Additional paid-in capital	51,445	50,674
Accumulated deficit	(57,436)	(56,688)
Accumulated other comprehensive income	76	631
Total shareholders' equity	38,925	39,250
Total liabilities and shareholders' equity	$47,165	$49,139

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	June 30,
(In thousands)	2014	2013

Operating activities
Net (loss) income	$(560)	$724
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,957	5,080
Amortization of deferred financing costs	38	57
Deferred income taxes	—	(9)
Loss on sale or disposal of equipment and leased equipment	47	48
Stock-based compensation	550	498
Changes in assets and liabilities:
Accounts receivable, net	431	1,056
Inventories, net	555	1,165
Deferred product costs	299	242
Prepaid expenses and other assets	(269)	(672)
Accounts payable	460	(162)
Accrued expenses and other liabilities	(1,432)	(10)
Deferred revenue	(504)	(837)
Net cash provided by operating activities	4,572	7,180

Investing activities
Purchase of equipment and leasehold improvements	(2,023)	(2,324)
Capitalized software development	(138)	(355)
Proceeds from the sale of equipment	—	16
Net cash used in investing activities	(2,161)	(2,663)

Financing activities
Revolving line of credit	—	(2,300)
Deferred financing costs	(30)	(50)
Proceeds from exercise of options	183	13
Net cash provided by (used in) financing activities	153	(2,337)

Effects of exchange rate on cash	8	9

Increase in cash and cash equivalents	2,572	2,189

Cash and cash equivalents
Beginning	10,445	7,120
Ending	$13,017	$9,309

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(In thousands, except per share data)	2014	2013	2014	2013

Net income (loss) to common shareholders	$12	$170	$(748)	$549

Adjustments:
Depreciation and amortization expense	1,603	1,718	4,957	5,080
Stock-based compensation	150	150	550	498
Net interest expense	8	27	25	68
Preferred stock dividends and deemed dividends	68	59	188	175
Income taxes	—	(52)	(6)	51
Other	—	—	—	50
Total adjustments	1,829	1,902	5,714	5,922

Non-GAAP earnings	$1,841	$2,072	$4,966	$6,471

Non-GAAP earnings per diluted share	$0.06	$0.07	$0.17	$0.23

Shares used in calculating non-GAAP earnings per diluted share	28,819	28,345	28,773	27,766

Working Capital

	June 30,	September 30,
(In thousands)	2014	2013

Current assets	$22,867	$21,061
Current liabilities	(8,002)	(9,331)
Net current assets	14,865	11,730
Current portion of deferred revenue net deferred costs	1,222	1,261
Working capital	$16,087	$12,991

XRS Corporation Releases Fiscal 2014 Third Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(In thousands)	2014	2013	2014	2013

Net cash provided by operating activities	$1,395	$2,933	$4,572	$7,180
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(84)	(95)	(604)	(319)
Purchase of Relay assets	(408)	(843)	(1,419)	(2,005)
Capitalized software development	(110)	(270)	(138)	(355)
Proceeds from the sale of equipment	—	—	—	16
Net cash used in investing activities	(602)	(1,208)	(2,161)	(2,663)

Free cash flow	$793	$1,725	$2,411	$4,517